UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 25, 2019

ASHLAND GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-211719	81-2587835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard

Covington, Kentucky 41011

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, Mr. Guillermo Novo was elected to serve on the Board of Directors of Ashland Global Holdings Inc. (“Ashland”) effective May 22, 2019.  He will enter into Ashland’s standard Director Indemnification Agreement and will receive compensation as a non-employee director in accordance with Ashland’s non-employee director compensation program described under the caption “Compensation of Directors” in Ashland’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on January 2, 2019.  Under the non-employee director compensation program, Mr. Novo will receive a grant of restricted stock units, pro-rated from the date of appointment until the next annual meeting of stockholders.  Mr. Novo is expected to stand for election at the Company’s 2020 annual meeting of stockholders.  In addition, also effective May 22, 2019, Michael J. Ward, who had previously announced his upcoming retirement in Ashland’s Form 8-K filed January 14, 2019, will retire.

The election of Mr. Novo to Ashland’s Board of Directors is discussed in more detail in the news release (the “News Release”) attached hereto as Exhibit 99.1, which is incorporated by reference into this Item 5.02.

Item 8.01. Other Events

On April 29, 2019, Ashland issued a News Release relating to the retirement of Mr. Ward and the election of Mr. Novo to the Board of Directors.

The News Release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	News Release dated April 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)

April 29, 2019	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary

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